Exhibit 4(g)

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                           STOCK SUBSCRIPTION WARRANT
                        to Purchase _______ Shares of the
                    Class A Common Stock, $.001 Par Value, of
           TRACER Design, Inc., an Arizona corporation (the "Company")

                DATE OF INITIAL ISSUANCE: As of October 25, 1995

         THIS CERTIFIES THAT for value received, ____________________________or their registered assigns (hereinafter called the "Holder") are entitled to purchase from the Company, at any time during the Term of this Warrant, __________________________ (________) shares of common stock, class A, $.001 par value, of the Company (the "Common Stock"), at the Warrant Price, payable in lawful money of the United States of America, to be paid upon the exercise of this Warrant. The exercise of this Warrant shall be subject to the provisions, limitations and restrictions herein contained and may be exercised in whole or in part.

         1. Definitions. For all purposes of this Warrant, the following terms shall have the meanings indicated:

Common Stock shall mean and include the Company's authorized Common Stock, $.001 par value as constituted at the date of this Warrant, and shall also include the Company's authorized class B common stock, $.001 par value, and any capital stock of any class or series of the Company now or hereafter authorized that is not limited to a fixed sum or percentage of par value or of the purchase price of such stock in respect of the rights of the holders thereof to participate in dividends and/or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

Term of this Warrant shall mean the period beginning on the date of initial issuance hereof and ending on October 25, 2005.

Warrant Price shall mean Thirty Six Dollars ($36.00) per share, subject to adjustment in accordance with Section 5 and Section 10.

Warrant Shares shall mean the shares of Common Stock purchased or purchasable by the Holder of this Warrant upon exercise hereof.

         2. Exercise of Warrant. The Warrant shall be exercised, if at all, only as follows:

         (a) To exercise this Warrant in whole or in part, the Holder shall deliver to the Company at its principal office, at any time and from time to time during the Term of this Warrant: (i) the notice of exercise in the form attached hereto as Exhibit A,
                  (ii) cash, certified or official bank check payable to the order of the Company, wire transfer of funds to the Company's account, or the surrender of evidence of any indebtedness of the Company to the Holder (or any combination of the foregoing) in the amount of the Warrant Price for each share being purchased, and (iii) this Warrant.

         (b) Notwithstanding any contrary provisions in this Warrant, if the Current Market Price (as defined in Section 2(c) below) exceeds the Warrant Price at the date of calculation, instead of exercising this Warrant as described in Section 2(a) above, the Holder may elect to receive Warrant Shares equal to the value of this Warrant (or the portion thereof being exercised), by delivering to the Company at its principal office, at any time and from time to time during the Term of this Warrant: (i) the notice of exercise in the form attached hereto as Exhibit A, and (ii) this Warrant, in which event the Company shall issue to the Holder a number of Warrant Shares calculated using the following formula:

                                      CS = WCS x (CMP-WP)
                                      -------------------
                                             CMP,

                  where CS  = the number of  Warrant  Shares to be issued to the
                              Holder,

                        WCS = the number of Warrant Shares purchasable under the
                              Warrant, or if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised at the date of such calculation,

                        CMP = the  Current  Market  Price (as defined in Section
                              5(c) below) at the date of such calculation, and

                        WP  = the Warrant Price, as adjusted to the date of such
                              calculation.

         (c)      For the  purpose  of any  calculation  made  pursuant  to this
                  Section 2, the "Current Market Price" at any date of one share of Common Stock shall be deemed to be the average of the daily closing prices for the 30 consecutive business days ending
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
                  no more than 15 business days before such date (as adjusted for any stock dividend, split, combination or reclassification that took effect during such 30 business day period). The closing price for each day shall be the last reported sales price regular way or, if no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading (or if the Common Stock is not at the time listed or admitted for trading on any such exchange, then such price as shall be equal to the average of the last reported bid and asked prices, as reported by the National Association of Securities Dealers Automated Quotations System ("NASDAQ") on such day, or if, on any such date, the security shall not be quoted on the NASDAQ, then such price shall be equal to the average of the last reported bid and asked prices on such day as reported by The National Quotations Bureau Incorporated or any similar reputable quotation and reporting service, if such quotation is not reported by The National Quotation Bureau Incorporated); provided, however, that if the Common Stock is not traded in such manner that the quotations referred to in this Section 2(c) are available for the period required hereunder, the Current Market Price shall be determined by the Board of Directors of the Company, acting in good faith.

         (d) Each certificate for Warrant Shares shall bear the following legend (and any additional legend required by (i) any applicable state securities laws, and (ii) any securities exchange upon which such Warrant Shares may, at the time of such exercise be listed) on the face thereof, unless at the time of exercise, such Warrant Shares shall be registered under the Securities Act of 1933, as amended (the "Securities Act");

                           "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR ANY EXEMPTION THEREFROM UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS."

                  In addition, for so long as that certain Amended and Restated Stockholders' Agreement dated as of July 13, 1995, by and between the Company, and certain shareholders of the Company (the "Stockholders' Agreement") remains in effect, each certificate for Warrant Shares shall bear the following legend:

                           "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS' AGREEMENT TO WHICH THE CORPORATION IS A
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
                           PARTY, AND NONE OF SUCH SHARES, OR ANY INTEREST THEREIN, SHALL BE TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT AS PROVIDED IN SUCH AGREEMENT. A COPY OF THE STOCKHOLDERS' AGREEMENT IS ON FILE IN THE OFFICE OF THE CORPORATION AND WILL BE MADE AVAILABLE FOR INSPECTION TO ANY PROPERLY INTERESTED PERSON WITHOUT CHARGE WITHIN FIVE (5) WORKING DAYS AFTER THE CORPORATION'S RECEIPT OF A WRITTEN REQUEST."

         3. Covenants As to Common Stock. The Company covenants and agrees that:
(i) all shares of Common Stock that may be issued upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof;
(ii) it will pay when due and payable any and all federal and state taxes (other than federal or state income taxes, if any, which shall remain Holder's responsibility) that may be payable in respect of the issue of this Warrant or any Common Stock or the Warrant Shares; (iii) it will at all times have authorized and reserved, free from preemptive rights, a sufficient number shares of Common Stock to provide for the exercise of the rights represented by this Warrant; (iv) if any shares of capital stock to be reserved for the purpose of the issuance of shares upon the exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon exercise, then the Company shall in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be; and (v) if and so long as the Common Stock issuable upon the exercise of this Warrant is listed on any national securities exchange, the Company, will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon exercise of this Warrant.

         4. Adjustment of Number of Shares. Upon each adjustment of the Warrant Price as provided in Section 5 below, the Holder shall thereafter be entitled to purchase, at the Warrant Price resulting from such adjustment, the number of shares (calculated to the nearest 1/10th of a share) obtained by multiplying the Warrant Price in effect immediately before such adjustment by the number of shares purchasable pursuant hereto immediately before such adjustment, and dividing the product thereof by the Warrant Price resulting from such adjustment.

         5. Adjustment of Warrant Price. The Warrant Price shall be subject to adjustment from time to time as follows:

                  (a) If, at any time during the term of this Warrant, the number of shares of Common Stock outstanding is increased by a stock dividend payable in
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
                           shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of Holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Warrant Price shall be appropriately decreased so that the number of shares of Common Stock issuable upon the exercise of this Warrant shall be increased in proportion to such increase in outstanding shares.

                  (b) If, at any time during the term of this Warrant, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Warrant Price shall appropriately increase so that the number of shares of Common Stock issuable upon the exercise hereof shall be decreased in proportion to such decrease in outstanding shares.

                  (c) All calculations under this Section 5 shall be made to the nearest cent or to the nearest 1/10th of a share, as the case may be.

                  (d) If the Company proposes to take any action of the types described in Section 5(a) or (b), the Company shall forward at the same time and in the same manner, to the Holder of this Warrant, such notice, if any, that the Company shall give to the Holders of capital stock of the Company.

         6. Transfers. The Company may deem and treat the person in whose name this Warrant is registered as the Holder and owner hereof. Notwithstanding the foregoing, the Warrant and all rights hereunder are not transferable in whole or in part without the prior written consent of the Company and compliance with that certain Loan and Warrant Purchase Agreement of even date herewith between the Company and Holder, and any attempted transfer without such consent and such compliance shall be void. Transferability of the Warrant Shares is limited as set forth in this Warrant and in the Stockholders' Agreement.

         7. Mergers, Consolidations, Sales. In the case of any proposed consolidation or merger of the Company with another entity, or the proposed sale of all or substantially all of its assets to another person or entity, or any proposed reorganization or reclassification of the capital stock of the Company, then, as a condition of any such consolidation, merger, sale, reorganization or reclassification, lawful and adequate provision shall be made pursuant to which the Holder of this Warrant shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein, in lieu of the shares of Common Stock of the Company immediately purchasable hereunder, such shares of stock, securities or assets as may, by virtue of such consolidation, merger, sale, reorganization or reclassification, be issued or payable with respect to or in exchange for the number of shares of such Common Stock purchasable hereunder immediately before such consolidation, merger, sale reorganization or reclassification. The Company shall forward at the same time and in the same manner, to the Holder of this Warrant, such notice, if any, that the Company shall give to the Holders of capital stock of the Company with respect to any proposed transaction described above or any distribution of assets of the Company in dissolution or liquidation, or any extraordinary dividend or other distribution on its Common Stock except out of earned surplus or by way of a stock dividend payable in shares of its Common
Stock. This Warrant shall be binding upon any corporation or other person or entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

         8. Registration Rights; Lockup Letter. (a) If at any time prior to the expiration date of this Warrant, the Company proposes to register any of its securities under the Securities Act, whether or not for sale for its own account, on a form and in a manner which would permit registration of shares of common stock for sale to the public under the Securities Act, it will each such time give prompt written notice to the Holder of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration, and upon the written request of the Holder delivered to the Company within 30 days after the giving of any such notice (which request shall specify the shares of Common Stock intended to be disposed of by the Holder and the intended method of disposition thereof), the Company will take every reasonable effort to effect the registration under the Securities Act, subject to Sections 8(b) and (c) below, of all shares of Common Stock which the Company has been so requested to register by the Holder to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the shares of Common Stock so to be registered, provided that:

                  (i) if, at any time after giving such written notice of its intention to register any of its securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to the Holder and thereupon shall be relieved of its obligation to register any shares of Common Stock in connection with such registration;

                  (ii) the Company shall not be obligated to effect any registration of shares of Common Stock under this Section incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans, employee stock ownership plans or stock option plans, thrift plans, pension plans or other employee benefit plans; and

                  (iii) the Company shall not be obligated to effect any registration of shares of Common Stock to the extent such shares are validly excluded from an underwritten distribution pursuant to Section 8(c) below.

         (c) If the managing underwriter for a firm commitment underwritten registration advises the Company and the Holder of Common Stock that, in the underwriter's opinion, the total amount of securities proposed to be sold in such registration exceeds the amount of securities that can be sold in such an offering without negatively affecting the offering or its price, then the number of outstanding shares of Common Stock proposed to be included in such offering by persons other than the Company and/or a stockholder exercising so-called "demand" registration rights (but including Holder) shall be reduced pro rata among the holders of all such Common Stock. Expenses of all registrations (excluding underwriting discounts and fees, commissions and transfer taxes) shall be paid by the Company, including the reasonable fees and disbursements for one counsel for all non-Company sellers as a group.

         (d) It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section 8 in respect of the Warrant Shares which are to be registered at the request of Holder that Holder shall furnish to the Company such information regarding the Common Stock held by Holder and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

         (e) The Company shall not, without the Holder's written consent, and the written consent of any Warrant Shares issued and outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that purports to grant "piggy back" registration rights unless such rights are consistent with and expressly made subject to the rights and priorities set forth in this Section 8.

         (f) The Company will indemnify and hold harmless each Holder, each of its managers, members, officers, directors, partners and agents, with respect to each registration, qualification and compliance effected pursuant to this
Section 8 pursuant to an indemnity agreement or agreements in customary form. Holder will indemnify and hold harmless the Company (and the underwriters if requested) and their control persons with respect to any information provided by Holder for inclusion in a registration statement, pursuant to an indemnity agreement or agreements in customary form.

         (g) Holder agrees to execute and deliver to the underwriters in connection with any Company-initiated firm commitment underwritten offering and registration a "lock-up" letter requested, if at all, by such underwriters, regarding limitations on the transfer by Holder of Common Stock for a period after effectiveness of such registration provided such "lock-up" letter is on the same terms and conditions as are requested by the underwriters from all other selling shareholders.

         9. Notices. Any notice or other document required or permitted to be given or delivered to the Holder shall be delivered at, or sent by certified or registered mail to, the Holder at_____________________________________________,
or to such other address as shall have been furnished to the Company in writing by the Holder. Any notice or other document required or permitted to be given or delivered to the Company shall be delivered at or sent by registered or certified mail to, the Company at 4206 North Central Avenue, Phoenix, Arizona 85012, or to such other address as shall have been furnished in writing to the Holder by the Company. Any notice so addressed and mailed by registered or certified mail shall be deemed to be given when so mailed. Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee.

         10. Special Protections. Notwithstanding any other provision of this Warrant, (i) Holder shall be entitled to receive, with respect to the Warrant Shares, any dilution protections or registration rights that are more favorable than are set forth herein to the extent that such protections or rights are granted by the Company during the term of this Warrant to or for the benefit of any of Chad Little, Jim Layne or Lonnie Whittington (or any person or entity, other than the Company, controlled by, controlling, or under common control with any of the foregoing persons or entities) with respect to Common Stock held by any of the foregoing persons or entities, and (ii) if during the one year period prior to October 18, 1996, the Company sells any Common Stock to any third party (excluding warrants and options--and shares underlying such warrants and options--granted to employees or financial consultants) at a per share price that is less than the Warrant Price, the Warrant Price shall automatically be adjusted to be equal to the price per share paid to the Company by such third party.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly and authorized officer as of this 25th day of October, 1995.

                                        THE COMPANY:

ATTEST:                                 TRACER Design, Inc.


By: ________________________            By: ________________________________
    Its Secretary                           Its President

                           FORM OF NOTICE OF EXERCISE

                [To be signed only upon exercise of the Warrant]

                     TO BE EXECUTED BY THE REGISTERED HOLDER
                         TO EXERCISE THE WITHIN WARRANT

         1. The undersigned hereby exercises the right to purchase shares of Common Stock that the undersigned is entitled to purchase by the terms of the within Warrant according to the conditions thereof, and herewith makes payment of the Warrant Price of such shares in full. All shares to be issued pursuant hereto shall be issued in the name of and the initial address of such person to be entered on the books of the Company shall be:

_______________________________________________________________________________.

The shares are to be issued in certificates of the following denominations:

_______________________________________________________________________________.

         2. The undersigned hereby represents that the shares of the Company's Common Stock to be delivered to it pursuant to the above-mentioned exercise of the Warrant are being acquired by the undersigned as an investment and not with a view to, or for sale in connection with, the distribution of any such shares. The undersigned agrees to indemnify the Company and its subsidiaries, together with their officers and directors, for any liabilities, losses, damages and expenses (including reasonable attorney fees) arising from or in connection with any disposition of the shares hereby being acquired, or any interest therein, in violation of applicable securities laws or regulations. The undersigned further represents that the undersigned has been given access to all information requested by the undersigned to allow the undersigned to make a decision as to the advisability of an investment in the Company's stock and the value of such stock, and that undersigned has the skill and experience necessary to make such decision. The undersigned also hereby agrees to be bound by, and to assume the obligations of a Stockholder under, that certain Amended and Restated Stockholders' Agreement dated as of July 13, 1995, by and among the Company and the Stockholders party thereto, as the same may be amended from time to time. [This paragraph 2 is not applicable if the Common Stock being acquired has been registered under the Securities Act of 1933, as amended.]


__________________________________
[Type Name of Holder]


By:    ___________________________
Title: ___________________________
Date:  ___________________________
                                       9
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Schedule to Exhibit 4(g) - Form of Subscription Warrant, dated October 25, 1995.

List of Warrant Holders:

October 25, 1995 Loan and Warrant Purchase Agreement, Term Note and Warrants

Purchaser                                        Shares Under Warrant
---------                                        --------------------
Thomas Lescault                                  680
Terrance Morris                                  340
Douglas and Susan Greenwood                      680
Pickwick Group, L.L.C.                           340
Geoffrey Herter                                  680
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